Calculation of Filing Fee Tables
F-1
Creative Global Technology Holdings Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units, each consisting of:	457(o)			$ 6,500,000.00	0.000087	$ 565.50
Fees to be Paid	2	Equity	One Class A Ordinary Share, or, in lieu thereof, a Pre-Funded Warrant	Other				0.000087	$ 0.00
Fees to be Paid	3	Equity	Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants	Other				0.000087	$ 0.00
Fees to be Paid	4	Equity	Warrants to purchase Class A Ordinary Shares included in the Units	Other				0.000087	$ 0.00
Fees to be Paid	5	Equity	Class A Ordinary Shares issuable upon exercise of the Warrants	457(o)			$ 7,150,000.00	0.000087	$ 622.05
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 13,650,000.00		$ 1,187.55
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,187.55
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value US$0.00015 per share (the "Class A Ordinary Shares"), of Creative Global Technology Holdings Limited (the "Company") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457 under the Securities Act.

[2]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value US$0.00015 per share (the "Class A Ordinary Shares"), of Creative Global Technology Holdings Limited (the "Company") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457 under the Securities Act. No separate fee is required pursuant to Rule 457(i) under the Securities Act.

[3]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value US$0.00015 per share (the "Class A Ordinary Shares"), of Creative Global Technology Holdings Limited (the "Company") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457 under the Securities Act. No separate fee is required pursuant to Rule 457(i) under the Securities Act.

[4]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value US$0.00015 per share (the "Class A Ordinary Shares"), of Creative Global Technology Holdings Limited (the "Company") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457 under the Securities Act. No separate fee is required pursuant to Rule 457(i) under the Securities Act.

[5]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value US$0.00015 per share (the "Class A Ordinary Shares"), of Creative Global Technology Holdings Limited (the "Company") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457 under the Securities Act. There will be issued one Warrant, each to purchase one Class A Ordinary Share, for every one Class A Ordinary Share or Pre-Funded Warrant offered. As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum offering price of the Class A Ordinary Shares issuable upon exercise of the Warrants included in the Units proposed to be sold in the offering is $7,150,000, which is equal to 110% of $6,500,000, as each Unit will also include a Warrant to purchase one Class A Ordinary Share at an exercise price equal to 110% of the purchase price per Unit. The Warrants may be exercised, at the option of the holder, through a "zero exercise price" option, in which the holder is entitled to receive a number of Class A Ordinary Shares equal to the product of (a) the number of Class A Ordinary Shares that would be issuable upon exercise of the Warrant in accordance with the terms of such Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (b) the quotient obtained by dividing (i) the exercise price minus the lowest VWAP of the Class A Ordinary Shares during the five (5) trading days immediately prior to the applicable exercise date (such VWAP, the "Low Price") by (ii) 50% of the Low Price, provided that such "zero exercise price" option is only available when the applicable Low Price is lower than the then applicable exercise price and the Low Price shall in no event be lower than the floor price under the Warrant (the "Floor Price"), which is equal to one-seventh of the initial exercise price of the Warrants (US$0.286 based on an assumed public offering price of US$1.82 per Unit), subject to adjustment for share splits, share combinations and similar events, resulting in a maximum of twelve (12) Class A Ordinary Shares issuable upon exercise of each Warrant pursuant to such "zero exercise price" option, regardless of the final public offering price. The maximum number of Class A Ordinary Shares issuable under all Warrants (including the zero exercise price option) shall not exceed twelve (12) times the number of Warrants sold in the offering (42,857,136 Class A Ordinary Shares based on the assumed public offering price of US$1.82 per Unit). As such, holders of the Warrants may elect to be issued up to 42,857,136 Class A Ordinary Shares (or such greater number as equals twelve (12) times the number of Warrants actually sold) upon the zero exercise price option. Under this circumstance, the Company will not receive any cash proceeds from the exercise of the Warrants and as such we are calculating the amount of the registration fee pursuant to the maximum aggregate offering price based on the price at which the Warrants are exercised for cash.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date